EXHIBIT 23(q)(III)

                                POWER OF ATTORNEY

          The undersigned Trustee of FundVantage Trust (the "Trust") hereby appoints Joel Weiss, President and CEO of the Trust, as attorney-in-fact and agent, in all capacities, to execute and to file any and all amendments to the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, covering the registration of the Trust as an investment company and the sale of shares of the series of the Trust, also including all exhibits and any and all documents required to be filed with respect thereto with the Securities and Exchange Commission or any regulatory authority, including applications for exemptive order rulings. The undersigned grants to said attorney full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          The undersigned Trustee hereby executes this Power of Attorney as of this 27th day of March 2009.


/s/ Stephen M. Wynne
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Stephen M. Wynne